Exhibit 10.1
UNITED BANCORPORATION OF ALABAMA, INC.
CPP RESTRICTION AGREEMENT
     This CPP RESTRICTION AGREEMENT (this “Agreement”) is made and entered into as of                     , by and between UNITED BANCORPORATION OF ALABAMA, INC., a Delaware corporation having its principal place of business in Atmore, Alabama, UNITED BANK, an Alabama banking corporation (collectively, the “Company”), and                      (the “Executive”).
RECITALS
     WHEREAS, Executive is currently employed as                     of the Company;
     WHEREAS, on December 23, 2008, the Company issued and sold to the U.S. Treasury Department (“Treasury”) under the Capital Purchase Program (the “CPP”) established under the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 and subsequent Treasury guidance (the “TARP Interim Final Rules”), 10,300 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a Warrant to purchase up to 104,040 shares of the Company’s common stock, for an aggregate purchase price of $10,300,000 in cash;
     WHEREAS, to participate in the CPP, the Company must adopt the Treasury standards for executive compensation and corporate governance (the “Compensation Restrictions,” which shall include but not be limited to the matters discussed in Attachment A hereto) for the period during which Treasury holds equity or debt securities of the Company issued under the CPP (the period during which such standards are applicable being referred to herein as the “CPP Compliance Period”); and
     WHEREAS, under the CPP, Treasury’s standards apply to the senior executive officers (the “SEOs”) of the Company and other “most highly compensated employees” (as such terms are defined under the TARP Interim Final Rules).
     NOW, THEREFORE, as required to participate in the CPP, and in consideration of the mutual promises contained herein, and each intending to be legally bound, Executive and the Company agree as follows:
     1. Background. The matters set forth in the “Recitals” are incorporated by reference herein.
     2. Suspension of Noncompliant Compensation; Clawback. Executive agrees that during the CPP Compliance Period, the Company’s obligation to make any payment not permitted under the Compensation Restrictions shall be suspended and held in abeyance. Executive also agrees to repayment of any compensation described in the clawback provision of the Compensation Restrictions.
     3. Suspension of Noncompete. For so long as Executive is subject to the provisions of Section 2 above, any “noncompete agreement” between the Company and the Executive shall be suspended and held in abeyance. For purposes of this Agreement, “noncompete agreement” means any agreement that prohibits the Executive from entering into competition with the Company after the Executive’s employment terminates.
     4. Termination of this Agreement. During the CPP Compliance Period, the terms and conditions of this Agreement shall supersede the terms and conditions of Executive’s employment or other agreement, to the extent inconsistent therewith. This Agreement shall terminate automatically and become null and void upon the expiration of the CPP Compliance Period and any suspended employment or other agreement provision will reinstate, nunc pro tunc. The Company will give prompt notice to the Executive of the expiration of the CPP Compliance Period.
     5. Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of Alabama.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

UNITED BANCORPORATION OF ALABAMA, INC.

By:

Its:

UNITED BANK

By:

Its:

EXECUTIVE

ATTACHMENT A
     1. Golden Parachute Payments. For any employee classified by the Company as (i) an SEO or (ii) one of the next 5 “most highly compensated employees,” as defined in the TARP Interim Final Rules, all “Golden Parachute” payments are prohibited. “Golden Parachute” payments are defined as payments resulting from such employee’s departure from the Company for any reason (except for services performed or benefits already accrued), and payments made on account of the Company’s “change in control” (as defined in 26 CFR 1.280G-1, Q&A-27 through Q&A-29 or as a change in control event as defined in 26 CFR 1.409A-3(i)(5)(i)). Such payments shall be determined in a manner that is consistent with the TARP Interim Final Rules.
     2. Gross-Up Payments. For any employee classified by the Company as (i) an SEO or (ii) one of the next 20 “most highly compensated employees,” all “Gross-up” payments, or legally enforceable rights to such payments, are prohibited. “Gross-Up” payments are defined as any reimbursement by the Company of taxes owed to such employee with respect to any compensation, provided that such payment does not include a payment under an agreement or other arrangement that provides payments intended to compensate such employee for some or all of the excess of the taxes actually imposed by a foreign jurisdiction.
     3. Incentive Compensation Recovery; Clawback Provision. For any employee classified by the Company as (i) an SEO or (ii) one of the next 20 “most highly compensated employees,” any bonus and incentive compensation paid to such employee shall be subject to a provision for recovery or “clawback” if the payment was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. This repayment shall not be limited to a specific recovery period, material inaccuracies in financial reporting statements, or inaccuracies that result in account restatements. The recovery encompasses all incentive compensation paid to such employee as a result of any determination of achievement of a performance metric that is later determined to have been based on material inaccuracies related to financial reporting. For purposes of this paragraph and without limiting the foregoing, financial statements or performance metric criteria are treated as being materially inaccurate with respect to such employee if such employee either knowingly engages in providing inaccurate information or knowingly fails to timely correct inaccurate information relating to those financial statements or performance metrics.
     4. Bonus Payments to Most Highly Compensated Employee. For any employee classified by the Company as the “most highly compensated employee” of the Company, all bonus payments are prohibited, except for (i) bonus payments required to be paid under a valid employment contract if such employee had a legally binding right under the contract to a bonus payment as of February 11, 2009 and (ii) restricted stock, which vests no earlier than in 25% vesting tranches conditioned on 25% of total senior preferred stock being repurchased from Treasury, and has a value of no more than one-third of such employee’s total “annual compensation” (as defined under the TARP Interim Final Rules) for that fiscal year (as valued using grant-date fair market value).

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